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                                                                    EXHIBIT 2.8

                                SECOND AMENDMENT
                                       TO
                            ASSET PURCHASE AGREEMENT

     This Second Amendment (this "Amendment") to the Asset Purchase Agreement dated as of February 12, 1997, by and among AMRE, Inc., a Delaware corporation, American Remodeling, Inc., a Texas corporation, Facelifters Home Systems, Inc., a Delaware corporation, Reunion Home Services, Inc., a Texas corporation, and Ronald I. Wagner, as amended by the First Amendment thereto dated March 18, 1997 (the "Agreement"), is made as of the 4th day of April, 1997.

                                    RECITALS

     WHEREAS, the parties entered into the Agreement whereby Purchaser would acquire certain assets of Sellers; and

     WHEREAS, in preparation for the Closing certain determinations have been made with respect to the Business Assets which the parties desire to acknowledge;

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the above recitals, which constitute a part of this Agreement, the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser, Wagner and Sellers, intending to be legally bound hereby, agree as follows:

      1. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

      2. Section 2.1(g) of the Agreement is hereby amended to read in its entirety as follows:

                  "(g) all right, title and interest of each Seller, if any, in the trademarks, service marks and trade name "Cabinet Magic" and all related goodwill of the Business associated therewith (collectively, the "Trademark");".

      3. The Agreement, as amended by this Amendment, is hereby ratified and confirmed to be in full force and effect as of the date hereof.

      4. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.


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     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed on its behalf by its representative thereunto duly authorized, all as of the 4th day of April, 1997.

                                    AMRE, INC., individually and on behalf of its affiliates, Century 21 Home Improvements, Inc. and Congressional Construction Corporation


                                    By:      /s/ J. GREGG PRITCHARD
                                       ----------------------------------------
                                       Name:     J. Gregg Pritchard
                                            -----------------------------------
                                       Title:    President
                                            -----------------------------------

                                    AMERICAN REMODELING, INC.


                                    By:      /s/ J. GREGG PRITCHARD
                                       ----------------------------------------
                                       Name:     J. Gregg Pritchard
                                            -----------------------------------
                                       Title:    President
                                            -----------------------------------

                                    FACELIFTERS HOME SYSTEMS, INC.


                                    By:      /s/ J. GREGG PRITCHARD
                                       ----------------------------------------
                                       Name:     J. Gregg Pritchard
                                            -----------------------------------
                                       Title:    President
                                            -----------------------------------

                                    REUNION HOME SERVICES, INC.


                                    By:      /s/ RONALD I. WAGNER
                                       ----------------------------------------
                                       Name:     Ronald I. Wagner
                                            -----------------------------------
                                       Title:    CEO
                                            -----------------------------------

                                     /s/ RONALD I. WAGNER
                                    -------------------------------------------
                                    RONALD I. WAGNER




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                               OMITTED SCHEDULES
                          REUNION HOME SERVICES, INC.
                                SECOND AMENDMENT
                                       TO
                            ASSET PURCHASE AGREEMENT


                   There are no schedules to this Agreement.